UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 20, 2009

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101,Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Compensatory Arrangements for Certain Officers

Effective March 20, 2009, the Compensation Committee of the Board of Directors of The Dixie Group, Inc. (the “Company”) established the performance goals and the range of incentives for the Company’s 2009 Incentive Compensation Plan (the “Plan”).  The Committee set the goals and range of incentives in accordance with the terms of the Plan and the performance goals approved by the Company’s shareholders at the annual meeting in 2006.

Pursuant to the Plan, each executive officer will have the opportunity to earn a Primary Long-Term Incentive Award of restricted stock, and will earn an award of restricted stock denominated as “Career Shares.”  The conditions to vesting awards of Primary Long Term Incentive Shares and Career Shares are described below.

Cash Incentive Awards

For 2009, any cash incentive award that is made, will be at the discretion of the Compensation Committee, and not part of a structured incentive plan.

Primary Long-Term Incentive Awards and Career Shares

A Primary Long-Term Incentive Award will be made in restricted shares to each executive officer, the value of which will be equal to 35% of the executive’s base salary as of the beginning of 2009 plus any discretionary cash incentive award paid for such year.  Career Shares will be awarded to each executive officer as an award of restricted stock valued at 20% of such officer’s base salary as of the beginning of 2009.  Such awards will be valued based on the market price of the Company’s common stock at the time of grant of the award, subject, however, to a $5.00 per share minimum value.  The number of shares issued also may be reduced prorata based on the total number of shares available for issue on the grant date under the Company’s 2006 Stock Awards Plan.

Primary Long-Term Incentive Awards will vest over 3 years, and career shares will vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained the career shares for 24 months following the grant date, subject to accelerated vesting or forfeiture as described below.  For any participant who becomes age 60 (or any participant who is already age 60 at the time of an award) restricted shares will vest equally over the stated vesting or retention period (three years in the case of Primary Long-Term Incentive awards and two years in the case of Career Shares awards; provided, that in no case will such awards be issued later than two and one half months following the year in which such awards vests or are no longer subject to substantial risk of forfeiture.

Special Conditions to Awards

The Primary Long-Term Incentive Awards will only be made if the Company’s continuing operations are profitable.  Death, disability or a change in control of the Company will cause immediate vesting of all restricted stock issued as Career Shares and as Primary Long-Term Incentive share awards.  Termination without cause will result in immediate vesting of all Career Share Awards, and acceleration of vesting of Primary Long-Term Incentive Share Awards to the extent such shares have been expensed by the Company. Voluntary termination of employment prior to retirement, or termination of employment for cause will result in the immediate forfeiture of all unvested awards under the Plan.  Upon an executive’s retirement vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares.

Compensation Committee Oversight of Payments

The Compensation Committee has the authority to review and certify the achievement of the performance goals and to administer and interpret the Incentive Compensation Plan.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

(10.1)

2009 Incentive Compensation Plan/Range of Incentives as effective on March 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer